Exhibit 99.1
LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000 info@BerkmanAssociates.com	Investor Contact: Berkman Associates (310) 826-5051
Trio-Tech Fiscal 2010 First Quarter Revenue Increased 14%

    Van Nuys, CA -- November 20, 2009 -- Trio-Tech International (AMEX:TRT) announced today that revenue for the first quarter of fiscal 2010 ended September 30, 2009 increased 14% to $7,105,000 compared to $6,244,000 for the first quarter of fiscal 2009, and increased sequentially by 67% compared to revenue of $4,264,000 for the fourth quarter of fiscal 2009.  The net loss for this year's first quarter narrowed to $551,000, or $0.17 per share, compared to a net loss of $719,000, or $0.22 per share, for the first quarter of fiscal 2010, and a net loss of $658,000, or $0.20 per share, for the fourth quarter of 2009.

    "A 23% increase in revenue from product sales, in combination with initial revenue from PT SHI Indonesia, our Batam-based manufacturer, equipment fabricator and provider of project management services for the oil and gas industries, more than offset lower testing service revenue to deliver a solid increase in total revenue for the first quarter of fiscal 2010, the first year-over-year increase in quarterly revenue in seven quarters.  Sales in the United States declined, but International sales (excluding the United States) increased 64% to $6,409,000 for this year's first quarter compared to $3,912,000 for the same quarter last year, primarily due to an increase in manufacturing segment sales from our Singapore operations," said Chief Executive Officer S. W. Yong.

First Quarter Results

    For the three months ended September 30, 2009, total revenue increased to $7,105,000 compared to $6,244,000 for the first quarter of fiscal 2009.  The net loss for the first quarter of fiscal 2010 was $551,000, or $0.17 per share.  This compares to a net loss for the first quarter of fiscal 2009 of $719,000, or $0.22 per share.

    Product sales, which include manufacturing and distribution, increased 23% in the first quarter to $3,862,000 from $3,132,000 in the same quarter last year, primarily due to higher demand from a major customer in Singapore.  Product sales gross margin was approximately the same for both periods.

    Testing segment sales declined 14% to $2,671,000 from $3,098,000 in the same quarter last year, primarily due to reduced orders from a major Malaysian customer.  Testing segment gross margin was 22% compared to 27% for the same quarter last year, reflecting reduced volume.

    Fabrication services, in its first year of operations, reported revenue of $504,000 for the first quarter, accounting for 7% of total sales in the first quarter.  This segment's gross margins were 2% and Trio-Tech management is exploring opportunities to raise margins by optimizing the capacity utilization of this facility.

    General and administrative expenses were down 21% and declined, as a percent of revenue, to 22%, compared to 32% of revenue in the same quarter last year.  Total operating expenses dropped 13% and also declined, as a percent of revenue, to 24%, compared to 32% of revenue in the same quarter last year.  The decline is attributable to lower payroll expenses, lower officer and executive compensation expenses and the implementation of a four day work week at the Singapore facility.

Balance Sheet Highlights

    At September 30, 2009, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $9,852,000 ($3.05 per outstanding share), working capital of $7,988,000, and shareholders' equity of $19,556,000 ($6.06 per outstanding share).  At June 30, 2009, cash and cash equivalents, restricted term deposits and short-term deposits were $11,468,000 ($3.55 per outstanding share), working capital was $9,302,000, and shareholders' equity was $19,864,000 ($6.16 per outstanding share).

About Trio-Tech

    Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia, manufactures, markets and distributes equipment and systems used in the testing, production and processing of semiconductor products.  The Company's subsidiaries also provide a wide range of FAA-approved and competitively priced products to the aviation and aerospace industries, solar energy products and solutions, equipment fabricating services for the oil and gas industries and real estate management services.  Headquartered in Van Nuys, California, you can obtain further information for Trio-Tech's semiconductor products and services from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
	Three Months Ended
	September 30,
	2009	2008
Revenue
Products	$3,862	$3,132
Testing Services	2,671	3,098
Fabrication Services	504	-
Other	68	14
	7,105	6,244
Costs of Sales
Cost of products sold	3,287	2,667
Cost of testing services rendered	2,084	2,261
Cost of fabrication services rendered	495	-
Other	35	-
	5,901	4,928
Gross Profit	1,204	1,316

Operating Expenses / (Gains):
General and administrative	1,591	2,015
Selling	132	123
Research and development	10	10
Gain on disposal of property, plant and equipment	(1)	(159)
Total operating expenses	1,732	1,989

Loss from Operations	(528)	(673)

Other Income (Expenses)
Interest expense	(19)	(58)
Other income (expense)	(3)	201
Total other income (expenses)	(22)	143

Loss Before Income Taxes	(550)	(530)
Income Tax Expenses / (Benefit)	(37)	98
Net Loss Before Noncontrolling Interest	(513)	(628)
Noncontrolling Interest	38	91

NET LOSS	$(551)	$(719)

Comprehensive Loss
Net Loss	$(513)	$(628)
Foreign Currency Translation Adjustment	229	(656)
Comprehensive Loss	$(284)	$(1,284)
Comprehensive Loss Attributable to Noncontrolling Interest	(73)	(105)
Comprehensive Loss Attributable to Trio-Tech International	$(357)	$(1,389)
Loss per Share - Basic and Diluted	$(0.17)	$(0.22)
Weighted Average Shares Outstanding - Basic and Diluted	3,227	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	September 30,	June 30,
	2009	2009
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$4,947	$6,037
Short-term deposits	1,365	1,994
Trade accounts receivable, net	6,350	3,981
Other receivables	341	279
Inventories, net	952	1,184
Prepaid expenses and other current assets	303	167
Total current assets	14,258	13,642

INVESTMENT IN CHINA	2,913	2,935
PROPERTY, PLANT AND EQUIPMENT, Net	11,164	6,607
OTHER INTANGIBLE ASSETS, Net	431	--
OTHER ASSETS	135	1,326
RESTRICTED TERM DEPOSITS	3,540	3,437

TOTAL ASSETS	$32,441	$27,947

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,518	$1,025
Accrued expenses	2,003	1,769
Income taxes payable	211	202
Current portion of bank loans payable	1,459	1,266
Current portion of capital leases	79	78
Total current liabilities	6,270	4,340

BANK LOANS PAYABLE, net of current portion	2,503	237
CAPITAL LEASES, net of current portion	41	52
DEFERRED TAX LIABILITIES	498	526
OTHER NON-CURRENT LIABILITIES	582	10

TOTAL LIABILITIES	9,894	5,165

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common Stock; no par value, 15,000,000 shares authorized; 3,227,430 shares issued and outstanding as at September 30, 2009 and June 30, 2009 respectively	10,365	10,365
Paid-in capital	1,495	1,446
Accumulated retained earnings	6,308	6,859
Accumulated other comprehensive loss-translation adjustments	1,388	1,194
Total Trio-Tech International shareholders' equity	19,556	19,864
NONCONTROLLING INTEREST	2,991	2,819
TOTAL EQUITY	22,547	22,782
TOTAL LIABILITIES AND EQUITY	$32,441	$27,947

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